EXHIBIT 99.1

EXECUTIVE EMPLOYMENT AGREEMENT

        This EXECUTIVE EMPLOYMENT AGREEMENT (this “Agreement”) is made as of May 31, 2005 between CITIZENS FINANCIAL CORPORATION, a Kentucky corporation (“Employer”), and MICHAEL S. WILLIAMS, CLU, an individual currently residing in Duncan, South Carolina (“Employee”).

RECITALS

        Employer desires to employ Employee for the Employer Group, and Employee wishes to accept such employment, upon the terms and conditions set forth in this Agreement.

AGREEMENT

        The parties, intending to be legally bound, agree as follows:

    1.   DEFINITIONS

        For the purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1.

        “Agreement” — this Executive Employment Agreement, as amended from time to time.

        “Benefits” — as defined in Section 3.3.

        “Boards of Directors” — the boards of directors of the constituents of the Employer Group.

        “Bonuses” — as defined in Section 3.2.

        “Confidential Information” — any and all:

        (a)   trade secrets concerning the business and affairs of the Employer Group, including without limitation products, past, current, and planned research and development, current and planned distribution methods and processes, customer lists, current and anticipated customer requirements, market studies, business plans, computer software and programs (including object code and source code), and any other information, however documented, that is a trade secret within the meaning of the Uniform Trade Secrets Act, KRS 365.880-.900;

        (b)   information concerning the business and affairs of the Employer Group including without limitation historical internal financial statements, financial projections and budgets, historical and projected sales data, the names and backgrounds of key personnel, and personnel training and techniques and materials, however documented; and

        (c)   notes, analyses, compilations, studies, summaries, and other material prepared by or for the Employer Group containing or based, in whole or in part, on any information included in the foregoing.

        “disability” — as defined in Section 6.2.

        “Effective Date” — May 31, 2005.

        “Employee” — as defined in the heading of this Agreement.

        “Employee Invention” — any idea, invention, technique, modification, process, or improvement (whether patentable or not) and any work of authorship (whether or not copyright protection may be obtained for it) created, conceived or developed by Employee, either solely or in conjunction with others, during the Employment Period, or a period that includes a portion of the Employment Period, that relates in any way to, or is useful in any manner in, the business then being conducted or proposed to be conducted by the Employer Group, and any such item created by Employee, either solely or in conjunction with others, following termination of Employee’s employment with Employer, that is based upon or uses Confidential Information.

        “Employer” — as defined in the heading of this Agreement.

        “Employer Group” — Employer and the Insurance Subsidiaries.

        “Employment Period” — the actual term of Employee’s employment by Employer, beginning on the Effective Date and terminating as provided herein.

        “for cause” — as defined in Section 6.3.

        “for convenience of Employer” — as defined in Section 6.5.

        “for good reason” — as defined in Section 6.4.

        “Insurance Subsidiaries” — Citizens Security Life Insurance Company, United Liberty Life Insurance Company and Citizens Insurance Company.

        “Nominal Expiration Date” — as defined in Section 2.2.

        “person” — any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization or governmental body.

        “Post-Employment Limitation Period” — as defined in Section 8.3.

        “President of Employer” — Darrell R. Wells and his successors in office as president of Employer.

        “President of the Insurance Subsidiaries” — Joseph M. Bost and his successors in office as president of the Insurance Subsidiaries.

        “Proprietary Items” — as defined in Section 7.2.

        “Salary — as defined in Section 3.1.

    2.   EMPLOYMENT TERMS AND DUTIES

        2.1   Employment. Employer hereby employs Employee, and Employee hereby accepts employment by Employer, upon the terms and conditions set forth in this Agreement.

        2.2   Term. The term of Employee’s employment under this Agreement will begin on the Effective Date and shall terminate on May 31, 2006 (the “Nominal Expiration Date”). The Nominal Expiration Date shall be automatically extended for successive periods of one year each, but in no event beyond May 31, 2011, unless either party shall give at least thirty (30) days notice of termination of this Agreement as of the original or last extended Nominal Expiration Date. This Agreement is subject to earlier termination as provided in Section 6.

        2.3   Duties. Employee will have such offices and duties for the Employer Group as are assigned or delegated to Employee by the President of Employer or the Boards of Directors of the Employer Group, and will initially serve as Vice President of Marketing for Life & Health Products of Employer and as Senior Vice President of Marketing for Life & Health Products of the Insurance Subsidiaries. Employee will devote his entire business time, attention, skill and energy exclusively to the business of the Employer Group, will use his best efforts to promote the success of the Employer Group’s business, and will cooperate fully with the President of Employer, the President of the Insurance Subsidiaries and the Boards of Directors of the Employer Group in the advancement of the best interests of the Employer Group. Nothing in this Section 2.3, however, will prevent Employee from engaging in additional activities in connection with personal investments and community affairs that are not inconsistent with Employee’s duties under this Agreement.

    3.   COMPENSATION

        3.1   Salary. During the Employment Period, Employer will pay Employee a salary (the “Salary”), which will be payable bi-weekly less withholding according to applicable law and Employer’s customary payroll practices. For the period from the Effective Date for the remainder of calendar year 2005, the Salary shall be at the annual rate of $100,000. For calendar year 2006, the Salary shall be at the annual rate of $125,000. For periods after calendar year 2006, the Salary shall be at the annual rate of $125,000 unless renegotiated.

        3.2   Bonuses. Employer will pay the following additional sums to Employee (“Bonuses”), less withholding according to applicable law and Employer’s customary payroll practices:

(a)	Employer will pay Employee a one-time guaranteed bonus of $15,000 on the date of payment of the first installment of the Salary;

(b)	Employer will also pay Employee a one-time guaranteed bonus of $20,000 on April 1, 2006, provided that:

(i)	Employee remains employed by Employer on or through March 31, 2006; and

(ii)	amounts due and payable at any time under this paragraph (b) shall be offset, dollar-for-dollar, to the extent of any amounts then or thereafter due and payable under paragraph (c) following.

(c)

During the Employment Period, Employee shall be eligible to participate in any other bonus plan established by the Board of Directors of Employer, in its discretion, that generally covers other senior executives of Employer.

        3.3 Benefits. Employee and his dependents will, during the Employment Period, be permitted to participate in all such life insurance, hospitalization, major medical and dental plans of Employer that may be in effect from time to time, on the same terms and conditions under which other senior executives of Employer and their dependents are eligible under those plans (collectively, the “Benefits”).

      4.   FACILITIES AND EXPENSES

        4.1   Employee Support and Expense Reimbursements. During the Employment Period, Employer will furnish Employee suitable office space, equipment, supplies and such other facilities and personnel for the performance of Employee’s duties under this Agreement. Employer will pay on behalf of Employee (or reimburse Employee for) actual and reasonable expenses incurred by Employee at the request of, or on behalf of, Employer in the performance of Employee’s duties pursuant to this Agreement, and in accordance with Employer’s expense reimbursement policies. Employee must file expense reports with respect to such expenses in accordance with Employer’s expense reimbursement policies.

        4.2   Relocation Expenses. During the Employment Period, Employer will also pay on behalf of Employee (or reimburse Employee for) actual and reasonable expenses incurred by Employee in relocating from Duncan to Louisville as follows:

(a)	round-trip transportation expenses for Employee between Louisville and Duncan once per week for up to six (6) months from the Effective Date prior to Employee’s relocation to Louisville;

(b)

the following costs of selling Employee’s house in Duncan: any costs to obtain a Broker Market Analysis; a real estate commission not exceeding the lesser of six percent (6%) or the usual and customary commission under local practice to the realtor selected by Employee and any participating realtor; and other usual and customary seller’s costs under local practice to the extent approved by Employer;

(c)	round-trip transportation, lodging and meal expenses for two (2) trips of up to four (4) days for Employee and his spouse to locate a suitable house in Louisville; and

(d)	costs for moving to Louisville, including packing, insuring and transporting household goods from Duncan to Louisville, for servicing appliances, for mileage, lodging and meals for Employee and his family members residing with him and a non-accountable $1,000 cash allowance for costs associated with new services, licences, registrations etc.

      5.   VACATIONS AND HOLIDAYS

        Employee will be entitled to paid vacation, personal and sick days in accordance with the policies of Employer in effect for its senior executives from time to time. Vacation may be taken by Employee at such time or times as reasonably chosen by the Employee, on notice to the President of the Insurance Subsidiaries. Employee will also be entitled to paid holidays and other paid leave as provided in Employer’s policies.

      6.   TERMINATION

        6.1   Events of Termination. Subject to the other provisions of this Section 6, the Employment Period, the Employee’s Salary, Bonuses and Benefits, and any and all other rights of Employee under this Agreement or otherwise as an employee of Employer will terminate:

(a)	on the original or last extended Nominal Expiration Date;

(b)	upon the death of Employee;

(c)	upon the disability of Employee (as defined in Section 6.2), immediately upon notice from either party to the other;

(d)	for cause (as defined in Section 6.3), immediately upon notice from Employer to Employee, or at such later time as such notice may specify or at such earlier time as Employee may then determine;

(e)	for good reason (as defined in Section 6.4), immediately upon notice from Employee to Employer;

(f)	upon the resignation of Employee other than for good reason, upon not less than two (2) weeks notice from Employee to Employer or at such earlier time as Employer may then determine; or

(g)

for the convenience of Employer (as defined in Section 6.5), immediately upon notice from Employer to Employee, or at such later time as such notice may specify or at such earlier time as Employee may then determine.

        6.2 Definition of Disability. For purposes of Section 6.1, Employee will be deemed to have a “disability” if, by reason of a change in his physical or mental condition, Employee is unable to perform Employee’s duties under this Agreement for sixty (60) consecutive days, or ninety (90) days during any twelve month period, as determined in accordance with this Section 6.2. The disability of Employee will be determined by a medical doctor selected by written agreement of Employer and Employee upon the request of either party by notice to the other. If Employer and Employee cannot agree on the selection of a medical doctor, each of them will select a medical doctor and the two medical doctors will select a third medical doctor who will determine whether Employee has a disability. The determination of the medical doctor selected under this Section 6.2 will be binding on both parties. Employee must submit to a reasonable number of examinations by the medical doctor making the determination of disability under this Section 6.2, and Employee hereby authorizes the disclosure and release to Employer of such determination and all supporting medical records. If Employee is not legally competent, Employee’s legal guardian or duly authorized attorney-in-fact will act in Employee’s stead, under this Section 6.2, for the purposes of submitting Employee to the examinations, and providing the authorization of disclosure, required under this Section 6.2.

        6.3   Definition of “For Cause.” For purposes of Section 6.1, the phrase “for cause” means: (a) Employee’s material breach of this Agreement, which breach continues for a period of ten (10) days after Employer has given Employee written notice thereof; (b) Employee’s failure to adhere to any written Employer policy (including without limitation, its Code of Business Ethics and Conduct and Insider Trading Policy) if Employee has been given a reasonable opportunity to comply with such policy or cure his failure to comply (which reasonable opportunity must be granted during the ten (10) day period preceding termination of this Agreement); (c) the appropriation (or attempted appropriation) of a material business opportunity of the Employer Group, including attempting to secure or securing any personal profit in connection with any transaction entered into on behalf of the Employer Group; (d) the misappropriation (or attempted misappropriation) of any of the Employer Group’s funds or property; or (e) the conviction of, the indictment for (or its procedural equivalent), or the entering of a guilty plea or plea of no contest with respect to, a felony, the equivalent thereof, or a misdemeanor with respect to which imprisonment is a possible punishment (excluding minor traffic offenses for which Employee is not sentenced to imprisonment).

        6.4   Definition of “For Good Reason.” For purposes of Section 6.1, the phrase “for good reason” means  Employer’s breach of this Agreement, which breach continues for a period of ten (10) days after Employee has given Employer written notice thereof.

        6.5   Definition of “For Convenience of Employer.” For purposes of Section 6.1, the phrase “for convenience of Employer” means a termination by Employer for a reason other than pursuant to Section 6.1(c) or (d).

        6.6   Termination Pay. Effective upon the termination of this Agreement, Employer will be obligated to pay Employee (or, in the event of his death, his designated beneficiary as defined below) only such compensation as is provided in this Section 6.6, and in lieu of all other Salary or Bonus, which shall be in settlement and complete release of all claims Employee may have against the Employer Group. For purposes of this Section 6.6, Employee’s designated beneficiary will be Employee’s spouse or such other individual beneficiary or trust, located at such address, as Employee may designate by notice to Employer from time to time. Notwithstanding the preceding sentence, Employer will have no duty, under any circumstances, to attempt to determine whether any beneficiary designated by Employee is alive or to ascertain the address of any such beneficiary, to determine the existence of any trust, to determine whether any person or entity purporting to act as Employee’s personal representative (or the trustee of a trust established by Employee) is duly authorized to act in that capacity, or to locate or attempt to locate any beneficiary, personal representative or trustee.

(a)

Termination upon Nominal Expiration Date. If this Agreement is terminated because the term has reached the original or last extended Nominal Expiration Date, Employer will pay Employee his Salary through such Nominal Expiration Date. In addition, if the Nominal Expiration Date occurs on or before May 31, 2010 because Employer has given notice of termination as contemplated by Section 2.2, Employer will continue to pay Employee his Salary in bi-weekly installments for an additional period of six (6) months after the Nominal Expiration Date. (Accordingly, there shall be no such continuing payments of Salary if the Nominal Expiration Date occurs on or after May 31, 2011.)

(b)	Termination upon Death. If this Agreement is terminated because of Employee’s death, Employer will pay Employee his Salary only through the end of the pay period in which his death occurs.

(c)

Termination upon Disability. If this Agreement is terminated by either party as a result of Employee’s disability, as determined under Section 6.2, Employer will pay Employee his Salary only through the end of the pay period in which the effective date of such termination occurs.

(d)

Termination by Employer for Cause. If Employer terminates this Agreement for cause, Employer will pay Employee his Salary only through the end of the pay period in which the effective date of such termination occurs.

(e)

Termination by Employee by Resignation Other than for Good Reason. If Employee terminates this Agreement by resignation other than for good reason, Employer will pay Employee his Salary only through the end of the pay period in which the effective date of such resignation occurs. Further, if such resignation is effective before May 31, 2006, Employee shall repay to Employer 100% of the gross amount of the Bonus paid to Employee pursuant to Section 3.2(a).

(f)

Termination by Employee for Good Reason or by Employer for the Convenience of Employer. If Employee terminates this Agreement for good reason or Employer terminates this Agreement for the convenience of Employer, Employer will pay Employee his Salary through the end of the pay period in which the effective date of such termination occurs. In addition, if the effective date of such termination occurs before May 31, 2011, Employer will continue to pay Employee his Salary in bi-weekly installments for up to six (6) months from the end of the pay period in which the effective date occurs but in no event beyond May 31, 2011. (Accordingly, there shall be no such continuing payments of Salary after May 31, 2011.) In addition, if the effective date of such termination occurs on or before May 31, 2011 and if within one (1) year after such date, the Employee relocates his residence to a place outside the Louisville-southern Indiana metropolitan statistical area, Employer shall pay Employee a $10,000 relocation allowance. The parties agree that Employer’s liability under this paragraph (f) ‘is to be reduced by any unemployment compensation benefits Employee may receive after termination and that Employer may reduce its payments to the extent of any such benefits. In addition, payments under this paragraph are less withholding according to applicable law and Employer’s customary payroll practices.

(g)

Benefits. Employee’s accrual of, or participation in plans providing for, the Benefits will cease at the effective date of the termination of this Agreement, and Employee will be entitled to accrued and post-employment Benefits pursuant to such plans only as provided in such plans or applicable law (including without limitation “COBRA benefits”).

      7.   NON-DISCLOSURE COVENANT.

        7.1   Acknowledgments by Employee. Employee acknowledges that (a) during the Employment Period and as a part of his employment, Employee will be afforded access to Confidential Information; (b) public disclosure of such Confidential Information could have an adverse effect on the Employer Group and its business and/or violate or create liability under federal securities laws and securities exchange regulations; (c) the Employer Group will be at a substantial competitive disadvantage if it fails to acquire exclusive ownership of each Employee Invention; and (d) the provisions of this Section 7 are reasonable and necessary to prevent the improper use or disclosure of Confidential Information and to provide Employer with exclusive ownership of all Employee Inventions.

        7.2   Agreements of Employee. In consideration of the compensation and benefits to be paid or provided to Employee by Employer under this Agreement, Employee covenants as follows:

(a)	Confidentiality
(i)

During and following the Employment Period, Employee will hold in confidence the Confidential Information and will not disclose it to any person except with the specific prior written consent of Employer or except as otherwise expressly permitted by the terms of this Agreement.

(ii)

Any trade secrets of the Employer Group will be entitled to all of the protections and benefits under the Uniform Trade Secrets Act (KRS 365.880-.900) and any other applicable law. Employee hereby waives any requirement that Employer submit proof of the economic value of any trade secret or post a bond or other security.

(iii)

None of the foregoing obligations and restrictions applies to any part of the Confidential Information that Employee demonstrates was or became generally available to the public other than as a result of a disclosure by Employee.

(iv)

Employee will not remove from the Employer Group’s premises (except to the extent such removal is for purposes of the performance of Employee’s duties at home or while traveling, or except as otherwise specifically authorized by the President of Employer) any document, record, or computer software or code, whether embodied in a disk or in any other form (collectively, the “Proprietary Items”). Employee recognizes that, as between Employer and Employee, all of the Proprietary Items, whether or not developed by Employee, are the exclusive property of Employer. Upon termination of this Agreement by either party, or upon the request of Employer during the Employment Period, Employee will return to Employer all of the

Proprietary Items in Employee’s possession or subject to Employee’s control, and Employee shall not retain any copies or other physical embodiment of any of the Proprietary Items.

(b)

Employee Inventions. Each Employee Invention will belong exclusively to Employer. Employee acknowledges that all of Employee’s Employee Inventions are works made for hire and the property of Employer, including any copyrights, patents or other intellectual property rights pertaining thereto. If it is determined that any such works are not works made for hire, Employee hereby assigns to Employer all of Employee’s right, title, and interest, including all rights of copyright, patent and other intellectual property rights, to or in such Employee Inventions. Employee covenants that he will promptly:

(i)	disclose to Employer in writing any Employee Invention;

(ii)	assign to Employer or to a party designated by Employer, at Employer’s request and without additional compensation, all of Employee’s right, title, and interest to or in Employee Invention;

(iii)

execute and deliver to Employer such applications, assignments, and other documents as Employer may request in order to apply for and obtain patents or other registrations with respect to any Employee Invention;

(iv)	sign all other papers necessary to carry out the above obligations; and

(v)	give testimony and render any other assistance but without expense to Employee in support of Employer’s rights to any Employee Invention.

        7.3   Disputes or Controversies. Employee recognizes that should a dispute or controversy arising from or relating to this Agreement be submitted for adjudication to any court, arbitration panel, or other third party, the preservation of the secrecy of Confidential Information may be jeopardized. All pleadings, documents, testimony, and records relating to any such adjudication will be maintained in secrecy and will be available for inspection by Employer, Employee, and their respective attorneys and experts, who will agree, in advance and in writing, to receive and maintain all such information in secrecy, except as may be limited by them in writing.

      8.   NON-COMPETITION, NON-SOLICITATION AND NON-INTERFERENCE

        8.1   Acknowledgments by Employee. Employee acknowledges that: (a) the services to be performed by him under this Agreement are of a special, unique, unusual, extraordinary, and intellectual character; and (b) the provisions of this Section 8 are reasonable and necessary to protect the Employer Group’s business.

        8.2   Covenants of Employee. In consideration of the acknowledgments by Employee, and in consideration of the compensation and benefits to be paid or provided to Employee by Employer, Employee covenants that he will not, directly or indirectly:

(a)

during the Employment Period, except in the course of his employment hereunder, engage or invest in, own, manage, operate, finance, control, or participate in the ownership, management, operation, financing, or control of, be employed by, associated with, or in any manner connected with, lend Employee’s name or any similar name to, lend Employee’s credit to or render services or advice to, any business whose products or activities compete in whole or in part with the products or activities of the Employer Group anywhere; provided, however, that Employee may purchase or otherwise acquire up to (but not more than) one percent of any class of securities of any enterprise (but without otherwise participating in the activities of such enterprise) if such securities are listed on any securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934;

(b)

whether for Employee’s own account or for the account of any other person, at any time during the Employment Period and the Post-Employment Limitation Period, solicit business of the same or similar type being carried on by the Employer Group, from any person known by Employee to be a customer of the Employer Group, whether or not Employee had personal contact with such person during and by reason of Employee’s employment with the Employer Group;

(c)

whether for Employee’s own account or the account of any other person (i) at any time during the Employment Period and the Post-Employment Limitation Period, solicit, employ, or otherwise engage as an employee or agent, any person who is or was an employee or agent of the Employer Group at any time during the Employment Period or in any manner induce or attempt to induce any employee or agent of the Employer Group to terminate his employment or agency with the Employer Group; or (ii) at any time during the Employment Period and the Post-Employment Limitation Period, interfere with the Employer Group’s relationship with any person, including any person who at any time during the Employment Period was an employee or agent of the Employer Group; or

(d)	at any time disparage the Employer Group or any of its shareholders, directors, officers, employees, or agents.

        8.3   Additional Provisions.

(a)	For purposes of this Section 8, the term “Post-Employment Limitation Period” means the two (2) year period beginning on the date of termination of Employee’s employment with Employer.

(b)

If any covenant in this Section 8 is held to be unreasonable, arbitrary, or against public policy, such covenant will be considered to be divisible with respect to scope, time, and geographic area, and such lesser scope, time, or geographic area, or all of them, as a court of competent jurisdiction may determine to be reasonable, not arbitrary, and not against public policy, will be effective, binding, and enforceable against Employee.

(c)	The period of time applicable to any covenant in this Section 8 will be extended by the duration of any violation by Employee of such covenant.

(d)

Employee will, while the covenant under this Section 8 is in effect, give notice to Employer, within ten (10) days after accepting any other employment, of the identity of Employee’s employer. Employer may notify such employer that Employee is bound by this Agreement and, at Employer’s election, furnish such employer with a copy of this Agreement or relevant portions thereof.

      9.   GENERAL PROVISIONS

      9.1   Injunctive Relief and Additional Remedy. Employee acknowledges that the injury that would be suffered by the Employer Group as a result of a breach of the provisions of this Agreement (including any provision of Sections 7 and 8) would be irreparable and that an award of monetary damages to the Employer Group for such a breach would be an inadequate remedy. Consequently, Employer will have the right, in addition to any other rights it may have, to obtain injunctive relief to restrain any breach or threatened breach or otherwise to specifically enforce any provision of this Agreement, and Employer will not be obligated to post bond or other security in seeking such relief. Without limiting Employer’s rights under this Section 9 or any other remedies of the Employer Group, if Employee breaches any of the provisions of Section 7 or 8, Employer will have the right to cease making any payments otherwise due to Employee under this Agreement.

        9.2  Covenants of Sections 7 and 8 are Essential and Independent Covenants.

(a)

The covenants by Employee in Sections 7 and 8 are essential elements of this Agreement, and without Employee’s agreement to comply with such covenants, Employer would not have entered into this Agreement or employed or continued the employment of Employee. Employer and Employee have independently consulted their respective counsel and have been advised in all respects concerning the reasonableness and propriety of such covenants, with specific regard to the nature of the business conducted by the Employer Group.

(b)

Employee’s covenants in Sections 7 and 8 are independent covenants and the existence of any claim by Employee against the Employer Group under this Agreement or otherwise will not excuse Employee’s breach of any covenant in Section 7 or 8.

(c)	This Agreement will continue in full force and effect after termination of Employee’s employment as is necessary or appropriate to enforce the covenants and agreements of Employee in Sections 7 and 8.

        9.3   Representations and Warranties by Employee.

(a)

Employee represents and warrants to Employer that the execution and delivery by Employee of this Agreement do not, and the performance by Employee of Employee’s obligations hereunder will not, with or without the giving of notice or the passage of time, or both: (a) violate any judgment, writ, injunction, or order of any court, arbitrator, or governmental agency applicable to Employee; or (b) conflict with, result in the breach of any provisions of or the termination of, or constitute a default under, any agreement to which Employee is a party or by which Employee is or may be bound.

(b)

Employee further represents and warrants that the information contained in the [i] resume and [ii] completed Questionnaire for Prospective Officer heretofore furnished by Employee to Employer is true, correct and complete in all material respects as of the date of his signature of this Agreement.

        9.4   Waiver. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by either party in exercising any right, power, or privilege under this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement.

        9.5   Binding Effect; Delegation of Duties Prohibited. This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective successors, assigns, heirs, and legal representatives, including the other members of the Employer Group and any entity with which any member of the Employer Group may merge or consolidate or to which all or substantially all of its assets may be transferred. The duties and covenants of Employee under this Agreement, being personal, may not be delegated or assigned.

        9.6   Notices. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) received by hand delivery to the addressee wherever the addressee may be found, (b) received by the addressee by facsimile, provided that a copy is mailed by certified mail, return receipt requested, to the applicable address below or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested) at the applicable address below or at such other address as a party may designate by notice to the other party:

If to Employer:	Citizens Financial Corporation Suite 300 The Marketplace 12910 Shelbyville Road Louisville, Kentucky 40253-6149 Attention: President Facsimile No.: 502/212-2671

If to Employee:	Michael S. Williams, CLU

506 Drayton Hall Blvd. Duncan, South Carolina 29334 Facsimile No.: ____________

        9.7   Entire Agreement; Amendments. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, between the parties hereto with respect to the subject matter hereof. This Agreement may not be amended orally, but only by an agreement in writing signed by the parties hereto.

        9.8   Governing Law. This Agreement will be governed by the laws of the State of Kentucky without regard to conflicts of laws principles.

        9.9   Jurisdiction. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against either of the parties in the courts of the State of Kentucky, County of Jefferson, or, if it has or can acquire jurisdiction, in the United States District Court for the Western District of Kentucky, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on either party anywhere in the world.

        9.10   Section Headings, Construction. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to “Section” or “paragraph” or “Sections” or “paragraphs” refer to the corresponding parts of this Agreement unless otherwise specified. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word “including” does not limit the preceding words or terms.

        9.11   Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

        9.12   Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

        IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date above first written above.

CITIZENS FINANCIAL CORPORATION By: /s/ Darrell R. Wells Darrell R. Wells, President

/s/ Michael S. Williams MICHAEL S. WILLIAMS